Exhibit 8.1

Suite 200, 701 Pennsylvania Avenue NW

Washington, DC 20004-2608

t 202 508 5800 f 202 508 5858

April 20, 2026

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

19-01 Route 208 North

Fair Lawn, NJ 07410

Ladies and Gentlemen:

We have been requested as special counsel to Columbia Bank, MHC, a federal chartered mutual holding company (the “Mutual Holding Company”), Columbia Financial, Inc., a Delaware corporation (the “Mid-Tier Holding Company”), Columbia Bank, a federally-chartered savings association that has elected and received regulatory approval to operate as a “covered savings association” pursuant to Section 5A of the Home Owners’ Loan Act, as amended, and the applicable regulations of the Office of Comptroller of the Currency (the “Bank”) and Columbia Financial, Inc., a newly formed Maryland corporation (the “Holding Company”), to express our opinions concerning certain material U.S. federal income tax consequences relating to the reorganization of the Mutual Holding Company into the capital stock form of organization (all of the steps of the reorganization are collectively referred to in this letter as the “Conversion”) pursuant to that certain Plan of Conversion and Reorganization of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank adopted on January 31, 2026 (the “Plan”). Unless otherwise defined, any term used in this letter has the meaning given to the term in the Plan.

In connection with our opinions, we have relied upon the accuracy of the factual matters set forth in the Plan and the Registration Statement on Form S-1 of Columbia Financial, Inc. filed on March 6, 2026, including the prospectus forming a part of such Registration Statement, as amended or supplemented through the date of this letter (the “Form S-1”), and the Registration Statement on Form S-4 of Columbia Financial, Inc. filed on March 6, 2026, including the proxy statement/prospectus forming a part of such Registration Statement, as amended or supplemented through the date of this letter (the “Form S-4” and, together with the Form S-1, the “Registration Statements”), and the Application for Conversion on Form FR MM-AC filed by the Mutual Holding Company with the Board of Governors of the Federal Reserve System and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinions. We are also relying on certain statements, representations and warranties made by the parties to the Conversion (including, without limitation, those contained in certain certified representations provided to us by the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company that are incorporated by reference into this letter and those

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

contained in or made pursuant to the Plan), which we have neither investigated nor verified. We have assumed that each such statement, representation and warranty is true, correct, complete and not breached and will continue to be so through the completion of the Conversion, that no action that is inconsistent with any such statement, representation or warranty will be taken and that any representation, statement or warranty made “to the best knowledge” of any person(s) or party(ies) or with similar qualification is and will be true, correct and complete as if made without such qualification. We have assumed the authenticity of original documents, the accuracy of copies, the authority and capacity of the individual or individuals who executed any such document on behalf of any person, the conformity to the final document of any document submitted to us as a draft and the accuracy and completeness of all records made available to us and the genuineness of signatures. In addition, we have assumed that the Conversion will be consummated in accordance with the Plan, each of the merger of the Mutual Holding Company with and into the Mid-Tier Holding Company and the merger of the Mid-Tier Holding Company with and into the Holding Company will qualify as a merger under the applicable laws of New Jersey and that the Plan is valid and binding in accordance with its terms.

The opinions set forth in this letter are based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the Department of the Treasury pursuant to the Code (the “Treasury Regulations”), and upon current Internal Revenue Service (the “IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed in this letter. Similarly, any inaccuracy in, or breach of, any statement representation, warranty or assumption on which we have relied, or any change in applicable law after the date of this letter could adversely affect our opinions or modify the conclusions. These opinions are as of the date of this letter, and we disclaim any obligation to advise you of any change in any matter discussed in this letter after the date of this letter. Our opinions are not binding on the IRS, and a court or the IRS may disagree with the opinions set forth in this letter. No ruling has been or will be sought from the IRS or any other taxing authority by any party to the Conversion as to the U.S. federal income tax consequences of any aspect of the Conversion.

We opine only as to the matters expressly set forth in this letter, and no opinions should be inferred as to any other matters or as to the U.S. federal income or other tax treatment of the transactions that we do not specifically address. We express no opinion as to other U.S. federal laws and regulations, as to laws and regulations of other jurisdictions or as to factual or legal matters other than as discussed in this letter.

Current Structure

At the present time, the Mutual Holding Company owns approximately 73.1% of the outstanding common stock of the Mid-Tier Holding Company, and the remaining common stock

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

is owned by the Minority Stockholders. The Mid-Tier Holding Company owns all of the outstanding common stock of the Bank. The only outstanding equity securities of the Mid-Tier Holding Company and the Bank are shares of common stock. The Mutual Holding Company is a mutual form of organization without authority to issue capital stock, with its depositors and certain borrowers being entitled to voting rights and with its depositors entitled to liquidation proceeds, after payment of the creditors, upon the complete liquidation of the Mutual Holding Company.

Description of Proposed Transactions

The Boards of Directors of the Mutual Holding Company, the Holding Company, the Mid-Tier Holding Company and the Bank have adopted the Plan to provide for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to the capital stock form of organization. A new Maryland stock corporation, the Holding Company, was incorporated on January 30, 2026 as part of the Conversion and will succeed to all rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will issue Holding Company Common Stock in the Conversion.

It is proposed, through a two-step merger process and Offering that the Holding Company will become the owner of 100% of the outstanding common stock of the Bank, and the Holding Company will be owned by the persons acquiring Holding Company Common Stock in the Offering and the existing Minority Stockholders, with Eligible Account Holders and Supplemental Eligible Account Holders possessing rights in the Liquidation Account of the Holding Company, including indirect rights in the Bank Liquidation Account.

Steps in the Proposed Transaction

1.   The Mid-Tier Holding Company will establish the Holding Company as a first-tier Maryland-chartered stock subsidiary.

2.   The Mutual Holding Company will merge with and into the Mid-Tier Holding Company (the “MHC Merger”) with the Mid-Tier Holding Company as the resulting entity pursuant to the Agreement and Plan of Merger attached to the Plan as Annex A. In the MHC Merger, and pursuant to the Agreement and Plan of Merger, the shares of Mid-Tier Holding Company common stock held by the Mutual Holding Company will be cancelled and Members will automatically, without any further action on the part of the Members, constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their ownership interests in the Mutual Holding Company, and all outstanding capital stock of the Mid-Tier Holding Company held by the Mutual Holding Company will be canceled.

3.   Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”) with the Holding Company as the

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

resulting entity pursuant to the Agreement and Plan of Merger attached to the Plan as Annex B. As part of the Mid-Tier Merger, (i) the liquidation interests in the Mid-Tier Holding Company constructively received by the Members as part of the MHC Merger will automatically, without any further action on the part of the holders of the liquidation interests, be exchanged for interests in the Liquidation Account (and indirectly for interests in the Bank Liquidation Account), (ii) the shares of the Mid-Tier Holding Company held by the Minority Stockholders will be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio and cash in lieu of any fractional Exchange Shares and (iii) the shares of Bank common stock held by the Mid-Tier Holding Company shall be owned by the Holding Company, with the result that the Bank shall become a wholly-owned subsidiary of the Holding Company.

4.   Immediately after the Mid-Tier Merger, the Holding Company will offer for sale and sell a number of shares of Holding Company Common Stock in the Subscription Offering in order of priority to Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company, including any ESOP or 401(k) Plan, Supplemental Eligible Account Holders and Other Members, as further described in the Plan. Shares of Holding Company Common Stock remaining unsold after the Subscription Offering may be sold to the public through a Community Offering or a Firm Commitment Underwriting Offering such that the total amount of issued and outstanding Holding Company Common Stock sold in the Offering will represent ownership by the purchasers of approximately 73.1% of its issued and outstanding Holding Company Common Stock after completion of the Offering, with the remainder of the shares of the Holding Company Common Stock owned by the Minority Stockholders.

5.   The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for additional shares of common stock of the Bank and the Bank Liquidation Account.

Consequences of the Proposed Transaction

Following the Conversion, the Holding Company will be owned 100% by the purchasers of the shares in the Offering and the Minority Shareholders, and Eligible Account Holders and Supplemental Eligible Account Holders will possess interests in the Liquidation Account and indirectly in the Bank Liquidation Account.

The Liquidation Account will be maintained by the Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank following the Conversion. Pursuant to the Plan, the initial balance of the Liquidation Account will be equal to the product of (i) the Majority Ownership Interest and (ii) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, plus the value of the net assets of the Mutual Holding Company as reflected in the

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion (excluding its ownership of Mid-Tier Holding Company common stock). All outstanding equity securities of the Holding Company will at all times be subject to the superior rights in the Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposits at the Bank following the Conversion.

The Holding Company will own all of the common stock of the Bank subject to the superior liquidation right in the Bank Liquidation Account of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The terms of the Liquidation Account and Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are described in the Plan.

Opinions

Based on the prior discussion, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1.   The merger of the Mutual Holding Company with and into the Mid-Tier Holding Company will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. The Mutual Holding Company and the Mid-Tier Holding Company each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

2.   The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Treasury Regulations § 1.368-1(b).1

3.   None of the Mutual Holding Company, the Mid-Tier Holding Company, Eligible Account Holders or Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of the Mutual Holding Company to the Mid-Tier Holding Company and the assumption by the Mid-Tier Holding Company of the Mutual Holding Company’s liabilities, if any, in constructive exchange for liquidation interests in Mid-Tier Holding Company.2

4.   The basis of the assets of the Mutual Holding Company and the holding period of such assets to be received by the Mid-Tier Holding Company will be the same as the basis and

1 See Rev. Rul. 69-3, 1969-1 C.B. 103; Rev. Rul. 69-646, 1969-2 C.B. 54.

2 Sections 354(a), 361(a), 361(c), 357(a) and 1032(a) of the Code.

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

holding period of such assets in the Mutual Holding Company immediately before the MHC Merger.3

5.   The merger of the Mid-Tier Holding Company with and into Holding Company will constitute a mere change in identity, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Code and, therefore, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. Each of the Mid-Tier Holding Company and the Holding Company will be a “party to a reorganization” within the meaning of Section 368(b) of the Code. Neither the Mid-Tier Holding Company nor the Holding Company will recognize gain or loss as a result of the Mid-Tier Merger.4

6.   The basis of the assets of the Mid-Tier Holding Company and the holding period of such assets to be received by the Holding Company will be the same as the basis and holding period of such assets in the Mid-Tier Holding Company immediately before the Mid-Tier Merger.5

7.   Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in the Mid-Tier Holding Company for interests in the Liquidation Account in the Mid-Tier Merger.6

8.   The constructive exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Mid-Tier Holding Company for interests in the Liquidation Account will satisfy the continuity of interest requirement of Treasury Regulations § 1.368-1(b).7

9.   Each stockholder’s aggregate basis in shares of the Holding Company common stock (including fractional share interests paid in cash) received in the Mid-Tier Merger will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in the Mid-Tier Merger.8

10.   Each stockholder’s holding period in his or her Holding Company Common Stock received in the Mid-Tier Merger will include the period during which the Mid-Tier Holding Company common stock surrendered was held, provided that the Mid-Tier Holding Company

3 Sections 362(b) and 1223(2) of the Code.

4 Section 1032(a) of the Code.

5 Sections 362(b) and 1223(2) of the Code.

6 Section 354 of the Code.

7 See Rev. Rul. 69-3, 1961-1 C.B. 103; Rev. Rul. 69-646, 1969-2 C.B. 54.

8 Section 358(a)(1) of the Code.

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.9

11.   Except with respect to cash received in lieu of fractional shares, current stockholders of the Mid-Tier Holding Company will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for the Holding Company Common Stock in the Mid-Tier Merger.10

12.   Cash received by any current stockholder of the Mid-Tier Holding Company in lieu of a fractional share interest in shares of Holding Company Common Stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Holding Company Common Stock that such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.11

13.   It is more likely than not that the fair market value of the non-transferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that Eligible Account Holders, Supplemental Eligible Account Holders or Other Members will not (i) recognize any gain or loss upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock12 or (ii) realize any taxable income as the result of the exercise by them of the nontransferable subscription rights.13

14.   It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets or in the event that the Holding Company or the Bank were to liquidate after the Conversion (including a liquidation of the Bank following a purchase and assumption transaction with a credit union) is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank liquidation account as of the effective date of the Mid-Tier Merger.14

15.   It is more likely than not that the basis of the shares of the Holding Company Common Stock purchased in the Offering by the exercise of non-transferable subscription rights

9 Section 1223(2) of the Code.

10 Section 354(a)(1) of the Code.

11 See Rev. Rul. 74-36, 1974-1 C.B. 85.

12 Section 356(a) of the Code.

13 Rev. Rul. 56-572, 1956-2 C.B. 182.

14 Section 356(a) of the Code.

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

will be the purchase price.15 The holding period of the Holding Company Common Stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.16

16.   No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for the Holding Company Common Stock sold in the Offering.17

The reasoning in support of our opinions in Paragraphs 13 and 15, above, is set forth below. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of the Holding Company Common Stock at the same price to be paid by the members of the general public in any Community Offering and the Firm Commitment Underwriting Offering. We also note that we are unaware of any instance in which the IRS has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. In addition, we are also relying on a letter from RP Financial, LC to you stating its belief, without undertaking any independent investigation of U.S. federal or state law or the position of the IRS, that as a factual matter the subscription rights will have no ascertainable market value. The letter of RP Financial, LC has no binding effect on the IRS. We express no opinion on the fair market value of the subscription rights, and insofar as our opinion in paragraph 13 relates to the U.S. federal income tax consequences of the distribution of subscription rights, we are relying upon and assuming the accuracy of the conclusion expressed in the letter from RP Financial, LC regarding the valuation of the subscription rights. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value. If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

The reasoning in support of our opinion in Paragraph 14, above, is set forth below. We understand that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account (other than in the case of the purchase of assets and assumption of liabilities of holding company and subsidiary bank, which comprises only a few of the hundreds of transactions involving mergers, acquisitions, and purchases of bank every year); (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding

15 Section 1012 of the Code.

16 Section 1223(5) of the Code.

17 Section 1032(a) of the Code.

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

Company lacks sufficient net assets to fund the Liquidation Account or if the Holding Company or the Bank enters into a transaction to transfer the Bank’s assets and liabilities to a credit union.

In addition, we are relying on a letter from RP Financial, LC to you stating its belief, without undertaking any independent investigation of U.S. federal or state law or the position of the IRS, that as a factual matter the that the rights provided by the Bank Liquidation Account supporting the payment of the Liquidation Account does not have any economic value at the time of the Mid-Tier Merger or upon the completion of the Conversion, including in the event that (i) the Holding Company lacks sufficient net assets or (ii) the Holding Company or the Bank enters into a transaction to transfer the Bank’s assets and liabilities to a credit union. The letter of RP Financial, LC has no binding effect on the IRS. We express no opinion on the economic value of the rights provided by the Bank Liquidation Account, and insofar as our opinion in Paragraph 14 relates to the U.S. federal income tax consequences of the constructive distribution to them of such rights in the Bank Liquidation Account, we are relying upon and assuming the accuracy of the conclusion expressed in the letter from RP Financial, LC regarding the valuation of the rights provided by the Bank Liquidation Account supporting the payment of the Liquidation Account. Based on the discussion in this paragraph and the paragraph immediately prior to this paragraph, we believe it is more likely than not that the rights provided by the Bank Liquidation Account have no economic value. If such Bank Liquidation Account rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Merger.

We consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Board of Governors of the Federal Reserve System and to the Holding Company’s Registration Statements, as may be amended from time to time, as filed with the SEC. We also consent to the references to our firm in the Registration Statements, as may be amended from time to time, under the caption “Material U.S. Income Tax Consequences of the Conversion.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

[signature page to follow]

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

Columbia Financial, Inc.

April 20, 2026

Very truly yours,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP